EX-1.c

JACKSON NATIONAL LIFE INSURANCE COMPANY

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
WITHOUT A MEETING

The undersigned, being all of the members of the Board of Directors (the “Board”) of Jackson National Life Insurance Company (the “Company”), do, as of December 31, 2012, hereby adopt the following resolutions and consent to the taking of the actions contemplated thereby without a meeting.

AMENDED AND RESTATED RESOLUTION FOR
THE VARIABLE ANNUITY FUND I OF SOUTHWESTERN LIFE

WHEREAS, the Board has approved and adopted a Plan and Agreement of Merger dated December 31, 2012 between Reassure America Life Insurance Company (“REASSURE”) and the Company, whereby, among other things, REASSURE would merge with and into the Company (the “Merger”), resulting in Jackson’s acquisition of all the assets and liabilities of REASSURE and the termination of REASSURE’s separate corporate existence upon the effectiveness of the Merger;

WHEREAS, Southwestern Life Insurance Company, an entity subsequently merged into REASSURE, established the Variable Annuity Fund I of Southwestern Life (the “Separate Account”) on December 19, 1967, which supports issued and outstanding variable annuity contracts; and

WHEREAS, by virtue of the Merger, the Separate Account will be acquired intact by the Company and will thereby become a separate account of the Company, and the variable annuity contracts then supported by the Separate Account will become contracts of the Company;

Intact Transfer of the Separate Account

NOW THEREFORE, BE IT:

RESOLVED, that, subject to receipt of any required regulatory approvals, immediately after the Merger is consummated:

(a)(1)           The Separate Account shall be transferred to Jackson on the date the Merger is consummated, shall continue as a separate account of Jackson and shall be considered to have been originally established on the date shown above.

    (2)           The Separate Account shall retain its historical unit values for the variable annuity contracts supported by such Account and issued and outstanding at the time the Merger is consummated;
    (3)           The Separate Account shall be invested in the same underlying investment vehicles as it was before the Merger;

(b)           The foregoing resolution shall not affect any other separate account of Jackson, and each such other separate account shall continue to be a duly authorized and validly established separate account of Jackson;

(c)           The name of the Separate Account after the Merger shall be the “Jackson SWL Variable Annuity Fund I” until and unless later changed by Jackson; and

(d)           The Officers hereby are severally authorized and empowered to prepare, execute, deliver and cause to be filed on behalf of Jackson and the Separate Account, to the extent required or desirable under state or federal law, any and all reports, registration statements and applications for exemptive relief or approval, including any amendments thereto, and any consents to service of process, acceleration letters and other papers and instruments on behalf of Jackson and/or the Separate Account or otherwise, as may be necessary or desirable in order to carry into effect the above resolutions.

Amendment and Restatement of Separate Account Resolution

WHEREAS, the Board has concluded that, in connection with the intact transfer of the Separate Account to the Company and the renaming of the Separate Account as the Jackson SWL Variable Annuity Fund I,  it is necessary and appropriate to amend and restate the Resolution of the Board of Directors of Southwestern Life Insurance Company authorizing the establishment of the Separate Account to include certain powers and protections in the best interests of the Company and the owners of contracts supported by the Separate Account;

NOW THEREFORE, BE IT:

RESOLVED, that effective on the effective date of the Merger, the Resolution authorizing the establishment of the Separate Account is hereby amended and restated as follows:

RESOLVED, that pursuant to the provisions of Texas law, Southwestern Life Insurance Company established the Separate Account on December 19, 1967; and

FURTHER RESOLVED, that pursuant to the provisions of the Michigan Insurance Code, and any regulations promulgated thereunder by the Commissioner of the Office of Financial and Insurance Regulation of the State of Michigan, the Board does hereby accept the intact transfer of the Separate Account for the purpose of allocating thereto any amounts paid to or held by the Company in connection with the prior issuance of variable annuity contracts, including but not limited to, amounts held under optional settlement modes;

FURTHER RESOLVED, that the assets of the Separate Account shall be derived solely from (a) sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with the operation of the Separate Account;

FURTHER RESOLVED, that this Company shall maintain in the Separate Account assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity contracts;

FURTHER RESOLVED, that any two of the President, Vice Presidents and/or the Treasurer of the Company (the “Officers”) be, and each of them hereby is authorized in his or her discretion, as it may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide the Separate Account into divisions and sub-divisions with each division or sub-division investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify, substitute the investments of, consolidate, or eliminate any such divisions or sub-divisions, (c) to designate further any division or sub-division thereof and (d) to change the designation of the Separate Account to another designation;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to invest cash from the Company’s general account in the Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of the Separate Account or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended, and to transfer cash or securities from time to time between the Company’s general account and the Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity contracts issued by the Company providing for allocations to the Separate Account;

FURTHER RESOLVED, that the income, gains and losses (whether or not realized) from assets allocated to the Separate Account shall, in accordance with any variable annuity contracts issued by the Company providing for allocations to the Separate Account, be credited to or charged against the Separate Account without regard to the other income, gains or losses of the Company;

FURTHER RESOLVED, that authority is hereby delegated to the President of the Company to adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable annuity contracts issued by the Company, providing for allocation to the Separate Account with respect to the shares of any investment companies which are held in the Separate Account;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable the Separate Account to invest or reinvest the assets of the Separate Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended; or other appropriate securities as the Officers of the Company may designate pursuant to the provisions of the variable annuity contracts issued by the Company providing for allocations to the Separate Account;

FURTHER RESOLVED, that the fiscal year of the Separate Account shall end on the 31st day of December each year;

FURTHER RESOLVED, that the Company may register under the Securities Act of 1933 variable annuity contracts, or units of interest thereunder, under which amounts will be allocated by the Company to the Separate Account to support reserves for such contracts and, in connection therewith, the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register the Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carrying out the foregoing;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934;

FURTHER RESOLVED, that the President of the Company, or such person as is designated by him or her, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts;

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and under insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable annuity contracts under which amounts will be allocated by the Company to the Separate Account to support reserves for such contracts; such authorization shall include registration, filing and qualification of the Company and of said contracts, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments; and to take all such action as the Officer executing the same or taking such action may deem necessary or desirable; and

FURTHER RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of Jackson National Life Insurance Company, have executed this written consent as of the 31st day of December 2012.

/s/  MICHAEL A. WELLS                                                                /s/  JAMES R SOPHA
Michael A. Wells                                                                                     James R. Sopha

/s/  P. CHAD MYERS                                                             /s/  CLIFFORD J. JACK
P. Chad Myers                                                                                                Clifford J. Jack

/s/  LEANDRA R. KNES
Leandra R. Knes